SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 28, 2004
Date of Report (Date of earliest event reported)

HEARST-ARGYLE TELEVISION, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction Of Incorporation)	1-14776 (Commission File Number)	74-2717523 (IRS Employer Identification No.)

888 Seventh Avenue
New York, New York 10106
(Address of Principal Executive Offices) (Zip Code)

(212) 887-6800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 1 - Registrant’s Business and Operations

Item 1.01.   Entry into a Material Definitive Agreement.

Hearst Management Agreement, Option Agreement and Radio Lease Agreement

On August 29, 2004, the Management Services Agreement (the “Management Agreement”) between Hearst-Argyle Television, Inc. (“the Registrant” or “we”) and The Hearst Corporation (“Hearst”) expired in accordance with its terms. Under the Management Agreement, we provide certain management services (i.e., sales, news programming, legal, financial, accounting, engineering and promotion services) with respect to WMOR-TV (a Hearst-owned television station in Tampa, FL), WBAL-AM and WIYY-FM (Hearst-owned AM/FM radio stations in Baltimore, MD), and WPBF-TV (a Hearst-owned television station in West Palm Beach, FL). We are in the process of negotiating the renewal of the Management Agreement with Hearst. Although there can be no assurance that we will be able to renew the Management Agreement on as favorable terms or at all, we believe we will renew the Management Agreement on mutually agreeable terms. We have orally agreed with Hearst to continue operating under the terms of the expired Management Agreement pending negotiation of its renewal.

On August 31, 2004, the Registrant’s Television Station Option Agreement (the “Option Agreement”) with Hearst expired in accordance with its terms. Under the Option Agreement, Hearst has granted to us the option to acquire WMOR-TV, and Hearst’s interests (which interests include an option to acquire the station) with respect to KCWE-TV, as well as a right of first refusal during the option period with respect to WPBF-TV (if that station is proposed by Hearst to be sold to a third party). We are in the process of negotiating the renewal of the Option Agreement with Hearst. Although there can be no assurance that we will be able to renew the Option Agreement on as favorable terms or at all, we believe we will renew the Option Agreement on mutually agreeable terms. We have orally agreed with Hearst to continue operating under the terms of the expired Option Agreement pending negotiation of its renewal.

On August 31, 2004, the Registrant’s radio facilities lease (the “Radio Lease Agreement”) with Hearst expired in accordance with its terms. Under the Radio Lease Agreement, Hearst leases from us premises for WBAL-AM and WIYY-FM, Hearst’s Baltimore, Maryland, radio stations. We are in the process of negotiating the renewal of the Radio Lease Agreement with Hearst. Although there can be no assurance that we will be able to renew the Radio Lease Agreement on as favorable terms or at all, we believe we will renew the Radio Lease Agreement on mutually agreeable terms. We have orally agreed with Hearst to continue operating under the terms of the expired Radio Lease Agreement pending negotiation of its renewal.

ABC Affiliation Agreements.

On August 28, 2004, the affiliation agreements (the “Affiliation Agreements”) with the ABC Television Network (“ABC”) for the following television stations (the “Stations”) expired in accordance with their terms: KMBC (Kansas City, MO), WISN (Milwaukee, WI), WCVB (Boston, MA), WTAE (Pittsburgh, PA) and WPBF (West Palm Beach, FL). We are in the process of negotiating the renewal of the Affiliation Agreements with ABC. Although there can be no assurance that we will be able to renew the Affiliation Agreements on as favorable terms or at all, we believe that we will renew the Affiliation Agreements on mutually agreeable terms and the Stations will maintain their affiliations with ABC during the negotiation process.

Item 1.02.  Termination of a Material Definitive Agreement.

See Item 1.01 above.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARST-ARGYLE TELEVISION, INC.

By:	/S/ STEVEN A. HOBBS
Steven A. Hobbs Senior Vice President, Chief Legal and Development Officer

Date: August 31, 2004